UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2019

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 4, 2019, FuelCell Energy, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, seven proposals were submitted to a vote of the holders of shares of common stock of the Company.  The voting results with respect to those seven proposals were as follows:

(1)	Election of six directors to serve until the 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

NAME OF DIRECTOR	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Arthur A. Bottone	23,043,642	7,417,749	3,883,512	50,278,071
James H. England	23,857,266	5,626,183	4,861,454	50,278,071
Jason B. Few	23,378,528	6,118,581	4,847,794	50,278,071
Matthew F. Hilzinger	20,388,258	9,109,766	4,846,879	50,278,071
Christina Lampe-Onnerud*	23,101,768	6,117,636	5,125,499	50,278,071
Natica Von Althann	24,257,741	5,197,136	4,890,026	50,278,071

* Christina Lampe-Onnerud, who was nominated in the proxy statement for the Annual Meeting for re-election to the Board of Directors (the “Board”), resigned prior to the Annual Meeting. The Board chose not to submit a substitute nominee for Dr. Lampe-Onnerud’s director position and has taken action to reduce the size of the Board to five members.

Accordingly, each of Arthur A. Bottone, James H. England, Jason B. Few, Matthew F. Hilzinger, and Natica Von Althann have been re-elected as directors.

(2)	Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2019.

VOTES FOR:  73,076,455

VOTES AGAINST:  6,172,401

ABSTENTIONS:  5,374,118

BROKER NON-VOTES:  0

Accordingly, the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2019 has been ratified.

(3)	Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as set forth in the “Executive Compensation” section of the proxy statement.

VOTES FOR:  14,913,157

VOTES AGAINST:  15,880,569

ABSTENTIONS:  3,551,177

BROKER NON-VOTES:  50,278,071

Accordingly, the compensation of the Company’s named executive officers as set forth in the “Executive Compensation” section of the proxy statement has not been approved.

(4)

Approval, in accordance with Nasdaq Marketplace Rule 5635(d), of the issuance of shares of the Company’s common stock exceeding 19.9% of the number of shares outstanding on August 27, 2018, upon conversion of the Series D Convertible Preferred Stock issued in an underwritten offering in August 2018. (the “Nasdaq Marketplace Rule Proposal”).

VOTES FOR:  20,888,067

VOTES AGAINST:  10,300,127

ABSTENTIONS:  3,156,709

BROKER NON-VOTES:  50,278,071

Accordingly, the Nasdaq Marketplace Rule Proposal has been approved. As noted in the proxy statement for the Annual Meeting, holders of shares of the Company’s common stock issued upon conversion of the Series D Convertible Preferred Stock prior to stockholder approval of the Nasdaq Marketplace Rule Proposal were not permitted, under the Nasdaq Marketplace Rules, to vote such shares with respect to the Nasdaq Marketplace Rule Proposal. The Company is unable to determine the identity of the holders of all of such shares or if such shares were voted with respect to the Nasdaq Marketplace Rule Proposal. However, based upon an adjusted vote calculation by the Company intended to eliminate the impact of the vote of any such shares, the Nasdaq Marketplace Rule Proposal was still approved.

(5)

Approval of the amendment of the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock of the Company from 225,000,000 shares to 335,000,000 shares (the “Increase Authorized Shares Proposal”).

VOTES FOR:  18,327,329

VOTES AGAINST:  13,219,014

ABSTENTIONS:  2,798,560

BROKER NON-VOTES:  50,278,071

Accordingly, the Increase Authorized Shares Proposal has not been approved.

(6)

(i) Authorization for the Board to effect, in its discretion, on or prior to April 4, 2020, a reverse stock split of the Company’s outstanding (and treasury) common stock, with such reverse stock split to combine a whole number of outstanding shares of the Company’s common stock in a range of not less than three shares and not more than twelve shares into one share of common stock, with the exact ratio within such range to be determined by the Board, and (ii) approval of a corresponding amendment to the Company’s Certificate (the “Reverse Split Amendment”) to effect such reverse stock split, subject to the Board’s authority to determine not to effect any reverse stock split and to abandon the Reverse Split Amendment (collectively, the “Reverse Stock Split Proposal”).

VOTES FOR:  56,499,145

VOTES AGAINST:  23,372,612

ABSTENTIONS:  4,751,217

BROKER NON-VOTES:  0

Accordingly, the Reverse Stock Split Proposal has been approved by the stockholders.

(7)

Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Nasdaq Marketplace Rule Proposal (the “Adjournment Proposal”).

VOTES FOR:  20,554,917

VOTES AGAINST:  10,365,844

ABSTENTIONS:  3,424,142

BROKER NON-VOTES:  50,278,071

Accordingly, the Adjournment Proposal has been approved.  However, because the Nasdaq Marketplace Rule Proposal was approved, adjournment of the Annual Meeting to solicit additional proxies was not necessary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: April 8, 2019	By:	/s/ Michael S. Bishop
Michael S. Bishop
Senior Vice President, Chief Financial Officer and Treasurer